UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2008

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 CAMERON VALLEY PARKWAY, SUITE 150, CHARLOTTE, NC 28211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 225-8444

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On September 10, 2008, American Community Bancshares, Inc. (the “Company”) concluded that it will record other-than-temporary impairment and take a non-cash charge to earnings for its investments in perpetual preferred securities issued by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). This conclusion was made in connection with the action taken by the United States Treasury Department and the Federal Housing Finance Agency with respect to Fannie Mae and Freddie Mac. The Company’s perpetual preferred investments in Fannie Mae and Freddie Mac are included in securities available for sale at a cost of $1.4 million and $1.5 million, respectively. These securities currently trade at five to ten percent of par value. The Company does not hold any common or any other equity securities issued by Fannie Mae or Freddie Mac. As of the market close on September 10, 2008, the total market value of these securities was $284,000 and the resulting unrealized loss, on a pre-tax basis, to the Company on these securities was $2.6 million. The market value of these securities is likely to fluctuate between now and September 30, 2008 and, as a result, the amount of the charge to earnings as of September 30 may be different than the unrealized loss as of the date of this Current Report.

The loss will not affect the Company’s “well-capitalized” status for all regulatory capital ratios and will not reduce the Company’s quarterly dividend payment.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton
Randy P. Helton
President and Chief Executive Officer

Dated: September 16, 2008